                                                                   EXHIBIT 10.39


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                           WARRANT ISSUANCE AGREEMENT

                                      among

                                TICKETS.COM, INC.

                                       and

                            THE PERSONS NAMED HEREIN

                         ------------------------------
                           Dated as of: August 5, 1999
                         ------------------------------


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
                                    Table of Contents

                                                                                   Page

ARTICLE 1      DEFINITIONS............................................................2

 1.1    Definitions...................................................................2

ARTICLE 2      COMMITMENT OF CAPITAL AND ISSUANCE OF WARRANTS.........................5

 2.1    Commitment of Capital.........................................................5
 2.2    Issuance of Warrants..........................................................6

ARTICLE 3      REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........................7

 3.1    Corporate Existence and Power.................................................7
 3.2    Authorization; No Contravention...............................................7
 3.3    Governmental Authorization; Third Party Consents..............................8
 3.4    Binding Effect................................................................8
 3.5    Litigation....................................................................8
 3.6    Capitalization................................................................8
 3.7    No Default or Breach..........................................................9
 3.8    Private Offering.............................................................10
 3.9    Broker's, Finder's or Similar Fees...........................................10

ARTICLE 4      REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS......................10

 4.1    Existence and Power..........................................................10
 4.2    Authorization; No Contravention..............................................10
 4.3    Governmental Authorization; Third Party Consents.............................10
 4.4    Binding Effect...............................................................10
 4.5    Purchase for Own Account.....................................................11
 4.6    Restricted Securities........................................................11
 4.7    No Public Market.............................................................11
 4.8    Broker's, Finder's or Similar Fees...........................................11

ARTICLE 5      CONDITIONS TO THE OBLIGATION OF THE PURCHASERS TO CLOSE...............12

 5.1    Secretary's Certificate......................................................12

ARTICLE 6      AFFIRMATIVE COVENANTS.................................................12

 6.1    Reservation of Common Stock..................................................12

ARTICLE 7      MISCELLANEOUS.........................................................12

 7.1    Survival of Representations and Warranties...................................12
 7.2    Notices......................................................................13
 7.3    Successors and Assigns; Third Party Beneficiaries............................14
 7.4    Amendment and Waiver.........................................................14
 7.5    Counterparts.................................................................15
 7.6    Headings.....................................................................15


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
 7.7    Governing Law................................................................15
 7.8    Severability.................................................................15
 7.9    Entire Agreement.............................................................15
 7.10   Publicity....................................................................15
 7.11   Further Assurances...........................................................16



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

                                                                            Page

EXHIBITS

A       Letter Agreement
B       Form of Warrant

SCHEDULES

2.1     Commitment of Capital
2.2     Warrants
3.6(a)  List of Stockholders and Capital Stock and Stock Equivalents
3.6(b)  Other Stockholders in Subsidiaries

                               WARRANT ISSUANCE AGREEMENT

            AGREEMENT, dated as of August 5, 1999 (this "Agreement"), among Tickets.com, Inc., a Delaware corporation (the "Company"), and the persons listed on Schedule A hereto (each, a "Purchaser" and collectively, the "Purchasers").

            WHEREAS, the Company and General Atlantic Partners, LLC, a Delaware limited liability company ("GAP LLC"), entered into a Letter Agreement (the "Letter Agreement"), dated May 28, 1999, attached hereto as Exhibit A, pursuant to which GAP LLC agreed and committed to purchase (through its affiliated limited partnerships) from the Company at any time prior to the Termination Date (as hereinafter defined), in the event that the Company reasonably requires capital to fund the working capital reasonably necessary to enable it to satisfy and discharge its liabilities as such liabilities become due and payable, newly issued shares of convertible preferred stock of the Company at a price per share of $2.25 and for an aggregate purchase price of $12 million (the "New Preferred Stock");

            WHEREAS, pursuant to the Stockholders Agreement (as defined below), the Purchasers enjoy preemptive rights with respect to the issuance of the New Preferred Stock and the Warrants (as hereinafter defined) and agreed to commit capital to the Company and purchase their ratable portion of the New Preferred Stock in the event that the Company reasonably requires capital to fund the working capital reasonably necessary to enable it to satisfy and discharge its liabilities and such liabilities become due and payable;

            WHEREAS, in order to induce the Purchasers to commit such capital, the Company issued to the Purchasers on May 28, 1999 pursuant to the Letter Agreement warrants (the "Warrants") to purchase, subject to the terms and conditions thereof, an aggregate of 500,000 shares of common stock, par value $.0001 per share of the Company (the "Common Stock"), at an exercise price of $2.25 per share (subject to adjustment);

            WHEREAS, the Warrants contain the terms and conditions set forth in the form of warrant attached hereto as Exhibit B; and

            WHEREAS, as contemplated by Section 5 of the Letter Agreement, the Company and the Purchasers are entering into this Agreement to confirm and ratify the terms of the Letter Agreement.

            NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

            1.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

            "Affiliate" shall mean any Person who is an "affiliate" as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act. The following shall be deemed to be Affiliates of GAP Coinvestment II and GAP 54:
(a) GAP LLC, the members of GAP LLC, the limited partners of GAP Coinvestment II and the limited partners of GAP 54; (b) any Affiliate of GAP LLC, the members of GAP LLC, the limited partners of GAP Coinvestment II and the limited partners of GAP 54; and (c) any limited liability company or partnership a majority of whose members or partners, as the case may be, are members, former members, consultants or key employees of GAP LLC. GAP 54 and GAP Coinvestment II shall be deemed to be Affiliates of one another.

            "Agreement" has the meaning set forth in the preamble to this Agreement.

            "Board of Directors" means the Board of Directors of the Company.

            "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the States of New York or California are authorized or required by law or executive order to close.

            "Bylaws" means the bylaws of the Company in effect on the date hereof, as the same may be amended from time to time.

            "Capital Commitment" has the meaning set forth in Section 2.1(a) of this Agreement.

            "Certificate of Incorporation" means the Amended and Restated Certificate of Incorporation of the Company in effect on the date hereof, as the same may be amended from time to time.

            "Claims" has the meaning set forth in Section 3.5 of this Agreement.

            "Closing Date" has the meaning set forth in Section 2.1(c) of this Agreement.

            "Commission" means the Securities and Exchange Commission.

            "Common Stock" has the meaning set forth in the recitals to this Agreement.



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


            "Company" has the meaning set forth in the preamble to this Agreement.

            "Condition of the Company" means the assets, business, properties, operations or financial condition of the Company and the Subsidiaries, taken as a whole.

            "Contractual Obligations" means, as to any Person, any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

            "Defaulting Purchaser" has the meaning set forth in Section 2.2(a) of this Agreement.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

            "GAP Coinvestment II" means GAP Coinvestment Partners II, L.P., a Delaware limited partnership.

            "GAP 54" means General Atlantic Partners 54, L.P., a Delaware limited partnership.

            "GAP LLC" has the meaning set forth in the recitals to this Agreement.

            "Governmental Authority" means any federal, state, city or local governmental authority or any political subdivision thereof.

            "Investor Rights Agreement" means the Fourth Amended and Restated Investor Rights Agreement, dated as of May 17, 1999, among the Company and the parties set forth on Schedule I thereto, as the same shall be amended from time to time.

            "Knowledge of the Company" shall mean, with respect to the Company, the knowledge of any officer of the Company.

            "Letter Agreement" has the meaning set forth in the recitals to this Agreement.

            "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or other security interest.

            "Notice of Claim" has the meaning set forth in Section 6.3 of this Agreement.

            "New Preferred Stock" has the meaning set forth in the recitals to this Agreement.

            "Orders" has the meaning set forth in Section 3.2 of this Agreement.


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

            "Person" means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

            "Purchasers" has the meaning set forth in the preamble to this Agreement.

            "Redemption Price" has the meaning set forth in Section 2.2(b) of this Agreement.

            "Requirements of Law" means, as to any Person, any law, statute, treaty, rule or regulation of a court or other Governmental Authority, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is bound.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

            "Stock Equivalents" means any security or obligation which is by its terms convertible into or exchangeable for shares of Common Stock or other capital stock or securities of the Company, and any option, warrant or other subscription or purchase right with respect to Common Stock or such other capital stock or securities of the Company.

            "Stockholders Agreement" means the Third Amended and Restated Stockholders Agreement, dated as of May 17, 1999, among the Company and the parties set forth on Schedule I thereto, as the same shall be amended from time to time.

            "Subsidiary" means, with respect to any Person, a corporation or other entity of which 50% or more of the combined voting power of the then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors is owned, directly or indirectly, by such Person.

            "Termination Date" means the earlier to occur of (a) the closing date of the Company's initial public offering of shares of Common Stock pursuant to an effective registration statement under the Securities Act and (b) March 31, 2000.

            "Warrants" has the meaning set forth in the recitals to this Agreement.

            "Warrant Shares" has the meaning set forth in Section 2.2(a) of this Agreement.


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

                                    ARTICLE 2

                 COMMITMENT OF CAPITAL AND ISSUANCE OF WARRANTS

            2.1 Commitment of Capital.

                (a) Each Purchaser agrees to commit capital to the Company in the amount set forth opposite such Purchaser's name on Schedule 2.1 hereto at any time on or prior to the Termination Date (the "Capital Commitment") in the event the Company reasonably requires capital to fund the working capital reasonably necessary to enable it to satisfy and discharge its liabilities as such liabilities become due and payable (the "Working Capital Purposes"), in consideration of the aggregate number of shares of New Preferred Stock set forth opposite such Purchaser's name on Schedule 2.1 hereto. In the event that the Company requires a portion, but not all, of the Purchasers' Capital Commitments to fund the Working Capital Purposes, the aggregate Capital Commitments shall be funded pro rata by all of the Purchasers based on the ratio that each Purchaser's Capital Commitment bears to the aggregate Capital Commitments of all of the Purchasers set forth on Schedule 2.1 hereto.

                (b) (i) The shares of New Preferred Stock shall be issued in consideration of each Purchaser's Capital Commitment at a price equal to $2.25 per share and have the same rank, dividend, voting, anti-dilution and other rights and preferences as the Series D Convertible Preferred Stock, par value $.0001 per share, of the Company and (ii) the terms of the New Preferred Stock shall be in form and substance reasonably satisfactory to the Company and the Purchasers. Each of the Purchasers hereby consents to the amendment to the Certificate of Incorporation necessary to enable the Company to issue such New Preferred Stock in accordance with this Agreement.

                (c) If the Company requires capital to fund the Working Capital Purposes, then it shall give written notice thereof not less than 10 Business Days prior to the date upon which such capital is so required by the Company (the "Closing Date"). The closing of the funding of the Capital Commitment and the sale of the New Preferred Stock in consideration thereof shall take place at the offices of the Company, at 10:00 a.m., local time, on the Closing Date. On the Closing Date, (i) the Company shall deliver to each of the Purchasers a stock certificate(s) representing the aggregate number of shares of New Preferred Stock being purchased by such Purchaser, against delivery by such Purchaser to the Company of the aggregate purchase price therefor by wire transfer of immediately available funds and (ii) the Company and the Purchasers shall execute such additional documents as are reasonably necessary to close such transaction, including, without limitation, (x) a stock purchase agreement in which the Company shall make representations and warranties to the Purchasers substantially similar to those set forth in Article 3 below and other customary representations and warranties reasonably required by the Purchasers and in which the Purchasers severally shall make representations and warranties to the Company substantially similar to those set forth in


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Article 4 below and (y) all necessary amendments to each of the Stockholders
Agreement and the Investor Rights Agreement.

            2.2 Issuance of Warrants.

                (a) Subject to the terms and conditions herein set forth, the Company agrees in consideration of each of the Purchaser's Capital Commitment to issue as of May 28, 1999 to such Purchaser, Warrants to purchase the aggregate number of shares of Common Stock set forth opposite such Purchaser's name on
Schedule 2.2 hereto (all of the shares of Common Stock issuable upon exercise of the Warrants being issued pursuant hereto being referred to herein as the "Warrant Shares"); provided, however, that such Warrants shall be immediately canceled and shall be of no further force and effect if a Purchaser (a "Defaulting Purchaser") fails to satisfy its Capital Commitment when due to the Company in accordance with Section 2.1; and provided, further, that such canceled Warrants shall be re-issued to any Purchaser electing to fund the Capital Commitment of a Defaulting Purchaser, which opportunity shall be offered ratably to all Purchasers in accordance with their funded Capital Commitments pursuant to Section 2.1.

                (b) If a Defaulting Purchaser exercises its Warrants at any time on or prior to the Termination Date and fails to satisfy its Capital Commitment when due to the Company in accordance with Section 2.1, then the Company shall have the right and option (the "Company Option") to purchase from such Defaulting Purchaser all of the shares of Common Stock issued upon exercise of such Warrants (subject to anti-dilution adjustment) for an aggregate purchase price of $1.00 (the "Redemption Price"). If the Company wishes to exercise the Company Option, then it shall deliver to such Defaulting Purchaser written notice of the exercise thereof, and such Defaulting Purchaser shall be obligated to sell all of such shares of Common Stock to the Company at the Redemption Price. The closing of such transaction shall occur at the offices of the Company, at 10:00 a.m., local time, not more than three Business Days after the Company delivers such written notice to such Defaulting Purchaser. At such closing, (i) the Defaulting Purchaser shall deliver the certificate(s) representing such shares of Common Stock, against payment by the Company of the Redemption Price and (ii) the Company and the Defaulting Purchaser shall execute such additional documents as may be reasonably required.


                                    ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                The Company represents and warrants to the Purchasers as follows:

                3.1 Corporate Existence and Power. Each of the Company and each Subsidiary of the Company (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;
(b) has all requisite


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

power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged;
(c) is duly qualified as a foreign corporation, licensed and in good standing under the laws of each jurisdiction in which its ownership, lease or operation of property or the conduct of its business requires such qualification, except
(i) to the extent that the failure to do so would not have a material adverse effect on the Condition of the Company or (ii) where such failure to be so qualified is related solely to the fact that the Company is deemed to conduct commerce over the Internet through interstate telephone lines or the use of an "800" number in a particular jurisdiction; and (d) has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Warrants. To the Knowledge of the Company, no jurisdiction, other than those referred to in clause (c) above, has claimed, in writing or otherwise, that the Company or any Subsidiary is required to qualify as a foreign corporation therein, and neither the Company nor any Subsidiary thereof files any franchise, income or other tax returns in any other jurisdiction based upon the ownership or use of property therein or the derivation of income therefrom.

            3.2 Authorization; No Contravention. The execution, delivery and performance by the Company of this Agreement and the Warrants, the issuance of the Warrant Shares and the transactions contemplated hereby and thereby (a) have been duly authorized by all necessary corporate action of the Company; (b) do not contravene the terms of the Certificate of Incorporation or the Bylaws, or the certificate of incorporation or bylaws or other organizational documents of any Subsidiary of the Company; (c) do not, in any material respect, violate, conflict with or result in any breach or contravention of, or the creation of any Lien under, any Contractual Obligation of the Company or any Subsidiary thereof, or any Requirement of Law applicable to the Company or any Subsidiary thereof; and (d) do not violate any judgment, injunction, writ, award, decree or order of any nature (collectively, "Orders") of any Governmental Authority against, or binding upon, the Company or any Subsidiary thereof.

            3.3 Governmental Authorization; Third Party Consents. Except as set forth on Schedule 3.3, no approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the sale, issuance and delivery of the Warrant Shares) by, or enforcement against, the Company of this Agreement and the Warrants or the transactions contemplated hereby and thereby.

            3.4 Binding Effect. This Agreement and the Warrants have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except (a) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity) and (b) to the extent the indemnification provisions of this Agreement may be limited by applicable federal or state securities laws.

            3.5 Litigation. Except as set forth on Schedule 3.5, there are no actions, suits, proceedings, claims, complaints, disputes, arbitrations or investigations (collectively, "Claims") pending or, to the Knowledge of the Company, threatened, at law, in equity, in arbitration or before any Governmental Authority against the Company or any Subsidiary thereof, which would, if adversely determined, have a material adverse effect on the Condition of the Company or the ability of the Company to perform its obligations under this Agreement or the Warrants. No Order has been issued by any court or other Governmental Authority against the Company or any Subsidiary purporting to enjoin or restrain the execution, delivery or performance of this Agreement or the Warrants.

            3.6 Capitalization. On the closing date of the sale of the Company's Series E Preferred Stock (the "Series E Closing Date") pursuant to that certain Series E Preferred Stock Purchase Agreement, dated August 5, 1999, by and among the Company, Excite, Inc., and Cox Interactive Media, Inc. (the "Series E Purchase Agreement"), after giving effect to the transactions contemplated by the Series E Purchase Agreement to occur on or prior thereto, the authorized capital stock of the Company shall consist of (i) 270,000,000 shares of Common Stock, par value $.0001, of which 37,940,070 shares are and shall be issued and outstanding and (ii) 90,000,000 shares of Preferred Stock, par value $.0001, of which (A) 8,440,002 shares have been designated Series A Preferred Stock, of which 8,440,002 shares are and shall be issued and outstanding, which shares are convertible into 8,440,002 shares of Common Stock, (B) 2,718,018 shares have been designated Series A1 Preferred Stock, of which 2,677,578 shares are and shall be issued and outstanding, which shares are convertible into 2,677,578 shares of Common Stock, (C) 9,500,000 shares have been designated Series B Preferred Stock, of which 9,499,874 shares are and shall be issued and outstanding, which shares are convertible into 9,499,874 shares of Common Stock,
(D) 17,395,949 shares have been designated Series C Preferred Stock, of which 17,379,355 shares shall be issued and outstanding, which shares are convertible into 17,379,355 shares of Common Stock, (E) 13,333,335 shares have been designated Series D Preferred Stock, of which 13,333,335 shares shall be issued and outstanding, which shares are convertible into 13,333,335 shares of Common Stock and (F) 30,555,556 shares have been designated Series E Preferred Stock, of which (i) 9,444,446 shares shall be issued and outstanding, which shares shall be convertible into 9,444,446 shares of Common Stock and (ii) 21,111,110 shares shall be duly reserved for future sale and issuance pursuant to Section
2.1 of the Series E Purchase Agreement, which shares shall be convertible into 24,444,444 shares of Common Stock. Schedule 3.6(a) sets forth, at and on the Series E Closing Date, a true and complete list of (x) the stockholders of the Company and, opposite the name of each stockholder, the amount of all outstanding capital stock and Stock Equivalents owned by each such stockholder and (y) the holders of Stock Equivalents (other than the stockholders set forth in clause (x) above) and, opposite the name of each such holder, the amount of all Stock Equivalents owned by each such holder. The Company has reserved 500,000 shares of Common

Stock for issuance upon conversion of the Warrants. Except as set forth on
Schedule 3.6(a) and except for the Warrants, there are no options, warrants, conversion privileges, subscription or purchase rights or other rights presently outstanding to purchase or otherwise acquire (i) any authorized but unissued, unauthorized or treasury shares of the Company's capital stock, (ii) any Stock Equivalents or (iii) other securities of the Company. The Warrants and the Warrant Shares are duly authorized, and when the Warrant Shares are issued and sold to the Purchasers upon exercise of the Warrants, will be validly issued, fully paid and nonassessable and will be issued in compliance with the registration and qualification requirements of all applicable federal and state securities laws. The issued and outstanding shares of Common Stock are all duly authorized, validly issued, fully paid and nonassessable, and, to the Knowledge of the Company, except as set forth on Schedule 3.6(a), were issued in compliance with the registration and qualification requirements of all applicable federal and state securities laws.

            3.7 No Default or Breach. Except as set forth on Schedule 3.7, neither the Company nor any Subsidiary thereof has received notice of default under or with respect to, or is in default under or with respect to, any material Contractual Obligation. All of such Contractual Obligations are valid, in full force and effect and binding upon the Company or the applicable Subsidiary thereof, as the case may be, and the other parties thereto, and neither the Company nor the applicable Subsidiary thereof, as the case may be, is in breach or default under (and no event has occurred which with notice of the passage of time or both would constitute a breach or default under) any material provision thereof. To the Knowledge of the Company, no other party to any such Contractual Obligation is in default thereunder nor does any condition exist that with notice or lapse of time or both would constitute a default thereunder.

            3.8 Private Offering. No form of general solicitation or general advertising was used by the Company or its representatives in connection with the issuance of the Warrants. No registration of the Warrants or the Warrant Shares, pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws, will be required by the offer, sale or issuance of the Warrants or the Warrant Shares.

            3.9 Broker's, Finder's or Similar Fees. There are no brokerage commissions, finder's fees or similar fees or commissions payable by the Company or any Subsidiary thereof in connection with the issuance of the Warrants or the Warrant Shares or transactions contemplated hereby.

                                    ARTICLE 4

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

            Each of the Purchasers severally and not jointly hereby represents and warrants to the Company as follows:


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

            4.1 Existence and Power. Such Purchaser (a) is a corporation, partnership, limited liability company or trust, as the case may be, duly organized and validly existing under the laws of the jurisdiction of its formation and (b) has the requisite corporate, partnership, limited liability company or trust, as the case may be, power and authority to execute, deliver and perform its obligations under this Agreement.

            4.2 Authorization; No Contravention. The execution, delivery and performance by such Purchaser of this Agreement and the transactions contemplated hereby, (a) have been duly authorized by all necessary corporate, partnership or limited liability company action, as the case may be, (b) do not contravene the terms of such Purchaser's organizational documents, or any amendment thereof, and (c) do not and will not violate, in any material respect, conflict with or result in any breach or contravention of or the creation of any Lien under, any Contractual Obligation of such Purchaser, or any Requirement of Law applicable to such Purchaser.

            4.3 Governmental Authorization; Third Party Consents. No approval, consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person, and no lapse of a waiting period under any Requirement of Law, is necessary or required in connection with the execution, delivery or performance by, or enforcement against, such Purchaser of this Agreement or the transactions contemplated hereby.

            4.4 Binding Effect. This Agreement has been duly executed and delivered by such Purchaser and constitute the legal, valid and binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (a) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability (regardless of whether considered in a proceeding at law or in equity) and (b) to the extent the indemnification provisions of this Agreement may be limited by applicable federal or state securities law.

            4.5 Purchase for Own Account. The Warrants to be acquired by such Purchaser pursuant to this Agreement and the Warrant Shares are being or will be acquired for its own account and with no intention of distributing or reselling such Warrants or Warrant Shares or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state, without prejudice, however, to the rights of such Purchaser at all times to sell or otherwise dispose of all or any part of the Warrants or the Warrant Shares under an effective registration statement under the Securities Act, or under an exemption available under the Securities Act, and subject, nevertheless, to the disposition of such Purchaser's property being at all times within its control. If such Purchaser should in the future decide to dispose of any of the Warrants or the Warrant Shares, such Purchaser understands and agrees that it may do so only in compliance with the Securities Act and applicable state


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

securities laws, as then in effect. Such Purchaser agrees to the imprinting on certificates representing the Warrant Shares of legends in substantially the form stipulated in the Stockholders Agreement (so long as such agreement is in effect) or, if the Stockholders Agreement is no longer in effect, of legends required by law.

            4.6 Restricted Securities. Such Purchaser understands that the Warrants and the Warrant Shares will not be registered at the time of their issuance under the Securities Act for the reason that exempt from registration pursuant to Section 4(2) of the Securities Act and that the reliance of the Company on such exemption is predicated in part on such Purchaser's representations set forth herein. Such Purchaser represents that it is experienced in evaluating companies such as the Company, is an "accredited investor" within the meaning of Rule 501 promulgated under the Securities Act, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to suffer the total loss of its investment.

            4.7 No Public Market. Such Purchaser understands that no public market now exists for the Warrants and that it is unlikely that a public market will ever exist for the Warrants.

            4.8 Broker's, Finder's or Similar Fees. There are no brokerage commissions, finder's fees or similar fees or commissions payable by the Purchasers in connection with the transactions contemplated hereby.

                                    ARTICLE 5

             CONDITIONS TO THE OBLIGATION OF THE PURCHASERS TO CLOSE

            The obligation of each Purchaser under Section 2.1 of this Agreement shall be subject to the satisfaction or waiver of the following conditions on or before the date hereof:

            5.1 Secretary's Certificate. The Purchasers shall have received a certificate from the Company, in form and substance satisfactory to the Purchasers, dated the date hereof and signed by the Secretary or an Assistant Secretary of the Company, certifying that the attached resolutions of the Board of Directors of the Company approving this Agreement and the issuance of the Warrants, and the transactions contemplated hereby and thereby, are true, complete and correct and remain unamended and in full force and effect.

            5.2 Warrants. The Company shall have delivered to each Purchaser Warrants in definitive form to purchase the aggregate number of Warrant Shares set forth opposite such Purchaser's name on Schedule 2.2 hereto.

                                    ARTICLE 6

                              AFFIRMATIVE COVENANTS

            The Company hereby covenants and agrees with the Purchasers as follows:

            6.1 Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issue and delivery of the Warrant Shares upon exercise of the Warrants, the maximum number of shares of Common Stock that may be issuable or deliverable upon such exercise. Such shares of Common Stock are duly authorized and, when issued or delivered upon exercise of the Warrants, shall be validly issued, fully paid and nonassessable.

                                    ARTICLE 7

                                  MISCELLANEOUS

            7.1 Survival of Representations and Warranties. All of the representations and warranties made herein shall survive the execution and delivery of this Agreement, any investigation by or on behalf of the Purchaser, or exercise of the Warrants, until sixty days after the date upon which each of the Purchasers receives the audited financial statements of the Company for the fiscal year ending December 31, 2000 (or any successor fiscal year then in effect), but, notwithstanding the foregoing, the representations and warranties in Sections 3.2, 3.4, 3.6, 4.2, 4.4, 4.5 and 4.6 shall survive until the third anniversary of the date hereof.

            7.2 Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:


                      (a)    if to the Company:

                             Tickets.com, Inc.
                             555 Anton Boulevard
                             12th Floor
                             Costa Mesa, California 92626
                             Telecopy: (714) 327-5510
                             Attention: John Markovich
                                        W. Thomas Gimple

                             with a copy to:

                             Brobeck, Phleger & Harrison LLP
                             38 Technology Drive
                             Irvine, California 92618
                             Telecopy:  (949) 790-6301
                             Attention:  Bruce R. Hallett, Esq.

                             and

                             Hewitt & McGuire, LLP
                             19900 MacArthur Boulevard, Suite 1050
                             Irvine, California  92612
                             Telecopy:  (949) 798-0511
                             Attention:  Paul A. Rowe, Esq.

                      (b)    if to GAP 54 or GAP Coinvestment II:

                             c/o General Atlantic Service Corporation
                             3 Pickwick Plaza
                             Greenwich, Connecticut 06830
                             Telecopy:  (203) 622-8818
                             Attention:  Mr. William E. Ford

                             with a copy to:

                             Paul, Weiss, Rifkind, Wharton & Garrison
                             1285 Avenue of the Americas
                             New York, New York 10019-6064
                             Telecopy:  (212) 757-3990
                             Attention:  Matthew Nimetz, Esq.

                      (c) if to any other Purchaser, at its address as it appears on the record books of the Company.

            All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.

            7.3 Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Subject to applicable securities laws and the terms and conditions of the Warrants, each of the Purchasers may assign any of its rights or obligations under this Agreement or the Warrants to any of its Affiliates. Except as provided in the foregoing sentence, neither the Company nor any Purchaser may assign any of its rights under this Agreement without the written consent of the other parties hereto. Except as provided in Article 6, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

            7.4 Amendment and Waiver.

                (a) No failure or delay on the part of the Company or the Purchasers in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Purchasers at law, in equity or otherwise.

                (b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or the Purchasers from the terms of any provision of this Agreement, shall be effective only if it is made or given in writing and signed by the Company and the Purchasers to whom a majority of the Warrants are issued pursuant to this Agreement. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

            7.5 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            7.6 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            7.7 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF ANY JURISDICTION.

            7.8 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

            7.9 Entire Agreement. This Agreement, together with the schedules and exhibits hereto, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

            7.10 Publicity. Except as may be required by applicable Requirement of Law, none of the parties hereto shall issue a publicity release or public announcement or otherwise make any disclosure concerning this Agreement or the transactions contemplated hereby, without prior approval by the other parties hereto (which approval shall not be unreasonably withheld); provided, however, that nothing in this Agreement shall restrict any party from disclosing information (a) that is already publicly available; (b) to a permitted prospective transferee in connection with any contemplated transfer of any of the Warrants or Warrant Shares; (c) to its Affiliates, members, with respect to any Purchaser that is a limited liability company, or partners, with respect to any Purchaser that is a limited partnership, and (d) to its attorneys, accountants, consultants and other advisors in connection with such Persons rendering of service to any such party in connection with the transactions contemplated hereby or by the other Transaction Documents. In addition, GAP LLC and the idealab! Entities shall be permitted to disclose the fact of their respective investment in the Company, the aggregate amount so invested and the identity of the Company and its President on their respective Worldwide Web Pages, www.gapartners.com and www.icp.com. If any announcement is required by law to be made by any party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties an opportunity to comment thereon.

            7.11 Further Assurances. Each of the parties shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement and to consummate and make effective as promptly as possible the transactions contemplated by this Agreement.

            7.12 Expenses. The Company shall pay all of the transaction-related legal expenses of GAP 54 and GAP Coinvestment II in connection with the transactions contemplated by this Agreement.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized on the date first above written.

                                          TICKETS.COM, INC.


                                          By:
                                             ----------------------------------
                                          Name: John M. Markovich
                                          Title: Chief Financial Officer


                                          GENERAL ATLANTIC PARTNERS 54, L.P.

                                          By: GENERAL ATLANTIC PARTNERS,
                                              LLC, its General Partner

                                          By:
                                             ----------------------------------
                                               Name:
                                               Title: Managing Member

                                          GAP COINVESTMENT PARTNERS II, L.P.

                                          By:
                                             ----------------------------------
                                               Name:
                                               Title: Managing Member

                                          S.A.M. TRUST

                                          By:
                                             ----------------------------------
                                               Name:
                                               Title:

                                          ATTRACTOR INSTITUTIONAL LP

                                          By: Attractor Ventures LLC,
                                          its General Partner

                                          By:
                                             ----------------------------------
                                               Name:
                                               Title:

                                          ATTRACTOR LP

                                          By: Attractor Ventures LLC,
                                              its General Partner

                                          By:
                                             ----------------------------------
                                               Name:
                                               Title:

                                          ATTRACTOR VENTURES LLC

                                          By:
                                             ----------------------------------
                                               Name:
                                               Title:

                                          IDEALAB! CAPITAL PARTNERS I-A LP

                                          By: idealab! Capital Management I,LLC,
                                              its General Partner

                                          By:
                                             ----------------------------------
                                               Name:
                                               Title:

                                          IDEALAB! CAPITAL PARTNERS I-B LP

                                          By: idealab! Capital Management I,LLC,
                                              its General Partner

                                          By:
                                             ----------------------------------
                                               Name:
                                               Title:

                                          MOORE GLOBAL INVESTMENTS, LTD.

                                          By: Moore Capital Management, Inc.,
                                              its Trading Advisor

                                          By:
                                             ----------------------------------
                                               Name:
                                               Title:

                                          THE JOHN D. AND CATHERINE T.
                                          MACARTHUR FOUNDATION

                                          By:
                                             ----------------------------------
                                               Name:
                                               Title:

                                          REMINGTON INVESTMENTS STRATEGIES, L.P.

                                          By: Moore Capital Advisors, L.L.C.,
                                              its General Partner

                                          By:
                                             ----------------------------------
                                               Name:
                                               Title:

                                          MULTI-STRATEGIES FUND, L.P.

                                          By: Moore Capital Management, Inc.,
                                              its Trading Advisor

                                          By:
                                             ----------------------------------
                                               Name:
                                               Title:

                                          MULTI-STRATEGIES FUND LTD.

                                          By: Moore Capital Advisors, L.L.C.,
                                              its General Partner

                                          By:
                                             ----------------------------------
                                               Name:
                                               Title:

                                          JACKSON INTERNATIONAL, LLC

                                          By:
                                             ----------------------------------
                                               Name:
                                               Title:

                                          SPORTS CAPITAL TICKETS, LLC

                                          By:
                                             ----------------------------------
                                               Name:
                                               Title:

                                                                    Schedule 2.1

                              Commitment of Capital
--------------------------------------------------------------------------------

                                                     SHARES OF
                                                   NEW PREFERRED     COMMITMENT
               NAME OF PURCHASER                       STOCK          (DOLLARS)
General Atlantic Partners 54, L.P.                  3,964,854     $ 8,920,921.50

GAP Coinvestment Partners II, L.P.                    827,732       1,862,397.00

Attractor Institutional LP                             14,985          33,716.25

Attractor Ventures LLC                                 12,687          28,545.75

Attractor LP                                          172,949         389,135.25

idealab! Capital Partners 1-A LP                       85,590         192,577.50

idealab! Capital Partners 1-B LP                       70,022         157,549.50

Moore Global Investments, Ltd.                         39,717          89,363.25

Remington Investments Strategies, L.P.                  5,654          12,721.50

SAM Trust                                               4,682          10,534.50

Multi-Strategies Fund, L.P.                             3,141           7,067.25

Multi-Strategies Fund, Ltd.                            14,311          32,199.75

Jackson International, LLC                             42,105          94,736.25

The John D. and Catherine T. MacArthur                 32,797          73,793.25
Foundation

Sports Capital Tickets, LLC                            42,105          94,736.25

TOTAL                                               5,333,331     $11,999,994.75
--------------------------------------------------------------------------------

                                                                    Schedule 2.2

                                    Warrants
--------------------------------------------------------------------------------

       NAME OF PURCHASER                      NUMBER OF WARRANT SHARES
General Atlantic Partners 54, L.P.                    371,706

GAP Coinvestment Partners II, L.P.                     77,600

Attractor Institutional LP                              1,405

Attractor Ventures LLC                                  1,189

Attractor LP                                           16,214

idealab! Capital Partners 1-A LP                        8,024

idealab! Capital Partners 1-B LP                        6,565

Moore Global Investments, Ltd.                          3,723

Remington Investments Strategies, L.P.                    530

SAM Trust                                                 439

Multi-Strategies Fund, L.P.                               294

Multi-Strategies Fund, Ltd.                             1,342

Jackson International, LLC                              3,947

Sports Capital Tickets, LLC                             3,947

The John D. and Catherine T. MacArthur Foundation       3,075
                                                      -------
TOTAL                                                 500,000
--------------------------------------------------------------------------------